UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2020

HL ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in Charter)

British Virgin Islands	001-38563	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, 12th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 486-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share, one right, and one redeemable warrant	HCCHU	The Nasdaq Stock Market LLC
Ordinary Shares, no par value	HCCH	The Nasdaq Stock Market LLC
Rights, each to receive one-tenth (1/10) of one ordinary share	HCCHR	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for one ordinary share at an exercise price of $11.50 per share	HCCHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 4, 2020, HL Acquisitions Corp. (“HL”) held an annual general meeting of its shareholders (the “Meeting”) to approve the proposals relating to the entry into and consummation of the Business Combination Agreement, dated as of June 6, 2020 (as amended and restated on August 25, 2020, the “Business Combination Agreement”), with Fusion Welcome — Fuel, S.A., a public limited company domiciled in Portugal, sociedade anónima (“Fusion Fuel”), Fusion Fuel Green PLC (formerly known as Fusion Fuel Green Limited and Dolya Holdco 3 Limited), a public limited company incorporated in Ireland (“Parent”), Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly owned subsidiary of Parent (“Merger Sub”), and the shareholders of Fusion Fuel (“Fusion Fuel Shareholders”). An aggregate of 4,387,284 ordinary shares of HL, which represents a quorum of the outstanding ordinary shares entitled to vote as of the record date of November 4, 2020, were represented in person or by proxy at the Meeting.

HL’s shareholders voted on the following proposals at the Meeting, each of which was approved:

(1)    Proposal No. 1 — The Business Combination Proposals — to consider and vote upon two separate proposals, as follows:

(a)     a proposal to approve the merger of Merger Sub with and into HL, with HL being the surviving entity of such merger and a wholly-owned subsidiary of Parent and Parent becoming the new public reporting company (the “Merger”) as the first step in the business combination;

For	Against	Abstain	Broker Non-Votes
4,387,270	0	14	0

 (b)    a proposal to approve and adopt the Business Combination Agreement and the transactions contemplated thereby, including (i) the Merger and (ii) immediately after the consummation of the Merger, Parent’s purchase from the Fusion Fuel Shareholders of all of the issued and outstanding shares of Fusion Fuel (the “Share Exchange”, and together with the Merger, the “Transactions”).

For	Against	Abstain	Broker Non-Votes
4,387,240	24	20	0

 The votes in favor of the business combination proposals represented approximately 99.99% of the voted shares. No holders of ordinary shares exercised their right to redeem their shares for cash.

(2)    Proposal No. 2 — The Director Proposal - to consider and vote upon a proposal to elect seven (7) directors to the board of directors of Parent to serve until their successors are duly elected and qualified.

	For	Withhold	Broker Non-Votes
Jeffrey E. Schwarz	3,676,539	710,745	0
Frederico Figueira de Chaves	3,676,859	710,425	0
João Teixeira Wahnon	3,676,859	710,425	0
Jaime Silva	3,676,835	710,449	0
António Augusto Gutierrez Sá da Costa	3,676,859	710,425	0
Rune Magnus Lundetrae	3,676,859	710,425	0
Alla Jezmir	4,387,247	37	0

(3)    Proposal No. 3 — The Charter Proposals — to approve the following material differences between HL’s amended and restated memorandum and articles of association (“M&A”) and Parent’s memorandum and articles of association (“Parent’s M&A”) to be effective upon the consummation of Transactions:

(a) the name of the new public entity will be “Fusion Fuel Green PLC” as opposed to “HL Acquisitions Corp.”

For	Against	Abstain	Broker Non-Votes
4,386,516	0	768	0

(b) Parent’s corporate existence is perpetual as opposed to HL’s corporate existence terminating if a business combination is not consummated by HL within a specified period of time.

For	Against	Abstain	Broker Non-Votes
4,386,116	0	1,168	0

(c) Parent’s M&A provides for two classes of voting ordinary shares, as opposed to HL’s class of ordinary shares and class of preference shares.

For	Against	Abstain	Broker Non-Votes
4,385,817	702	765	0

(d) Parent’s M&A does not include the various provisions applicable only to special purpose acquisition corporations that HL’s M&A contains.

For	Against	Abstain	Broker Non-Votes
4,386,409	10	865	0

(4)    Proposal No. 4 — The PIPE Proposal — to consider and vote upon a proposal to approve a series of subscription agreements with investors (“PIPE Investors”) for the sale of an aggregate of 2,450,000 Parent Class A Ordinary Shares at a price of $10.25 per share, for an aggregate purchase price of approximately $25.1 million in private placements (“PIPE Investment”) which will close simultaneously with or immediately after the consummation of the Transactions.

For	Against	Abstain	Broker Non-Votes
4,382,792	2,419	2,073	0

Item 7.01 Regulation FD Disclosure.

On December 4, 2020, HL issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished hereunder, including the related exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of HL, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2020	HL ACQUISITIONS CORP.

	By:	/s/ Jeffrey E. Schwarz
Jeffrey E. Schwarz Chief Executive Officer

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